Exhibit 23

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included or incorporated by reference in this Annual Report on Form 10-K for the year ended February 2, 2002 into the Company's previously filed Registration Statements on Form S-3 (No. 333-42940, 333-42940-01) and Form S-8 (No. 333-59792, 333-76227 and 333-00957).




/s/ ARTHUR ANDERSEN LLP
1010 Market Street
St. Louis, Missouri  63101-2089
April 5, 2002